Exhibit 107
Calculation of Filing Fee Table
Form
424(b)(5)
(Form Type)
Avidity Biosciences, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(r)	8,418,000(2)	$41.00	$345,138,000.00	0.00014760	$50,942.37

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$345,138,000.00		$50,942.37

	Total Fees Previously Paid					$0		$0

	Total Fee Offsets							$0

	Net Fee Due							$50,942.37

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form
S-3
(File
No. 333-279264)
on May 9, 2024 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

(2)	Includes 1,098,000 shares of common stock that the underwriters have an option to purchase.